Exhibit 99.1

Apple Hospitality REIT Acquires Hampton Inn & Suites by Hilton Phoenix Downtown

RICHMOND, Va. (May 3, 2018) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced that it acquired the newly constructed 210-room Hampton Inn & Suites by Hilton® Phoenix Downtown for a purchase price of approximately $44 million, or $210,000 per key.

“The new Hampton Inn & Suites Phoenix Downtown is a great addition to our portfolio of select-service hotels,” said Nelson Knight, Executive Vice President and Chief Investment Officer of Apple Hospitality. “The hotel is sure to benefit from its prime location in the vibrant downtown Phoenix market. Our attractive per-key purchase price for this hotel is another example of the benefits we achieve from our ability to enter into a fixed-price contract with the developer prior to construction.”

The new Hampton Inn & Suites by Hilton®, located at 77 East Polk Street in Phoenix, Arizona, is in the heart of downtown Phoenix, with exposure to a wide variety of corporate, academic, medical, government and leisure demand generators. The hotel is adjacent to Arizona State University’s Downtown Phoenix campus and less than one mile from the University of Arizona College of Medicine - Phoenix and Northern Arizona University’s Phoenix Biomedical Campus. The hotel is also in close proximity to numerous corporate offices and attractions including the Phoenix Convention Center, Symphony Hall, Talking Stick Resort Arena and Chase Field. According to data provided by STR for the trailing 12 months ended March 31, 2018, RevPAR for the Phoenix market improved by approximately 4 percent, as compared to the prior 12-month period.

Following this acquisition, the Apple Hospitality portfolio includes 242 hotels with more than 30,700 guest rooms geographically diversified throughout 34 states.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest and most diverse portfolios of upscale, select-service hotels in the United States. Apple Hospitality’s portfolio consists of 242 hotels with more than 30,700 guest rooms located in 88 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 117 Marriott®-branded hotels and 125 Hilton®-branded hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.